As filed with the Securities and Exchange Commission on July 24, 2013    Registration No. 333-188800

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

Amendment No. 1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

GALENFEHA, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	8711 (Primary Standard Industrial Classification Code Number)	46-2283393 (I.R.S. Employer Identification No.)

2705 Brown Trail, Suite 100

Bedford, Texas 76021

1-800-280-2404 Toll Free | 1-817-945-6448 International

 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

James W. Ketner
President/Chief Executive Officer
2705 Brown Trail, Suite 100

Bedford, Texas 76021

Telephone: (800) 280-2404

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael Stolzar, Esq. Karlen & Stolzar, LLP 445 Hamilton Avenue, Suite 1102 White Plains, New York 10601 Telephone: (914) 949-4600	Kyle L. Tingle Certified Public Accountants 2145 East Warm Springs Road Las Vegas, Nevada 89120 Telephone: (702) 450-2200

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    o

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    o

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    o

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,”“accelerated filer”and “smaller reporting Company”in Rule 12b-2 of the Exchange Act. (Check one):

	Large accelerated filer o Non-accelerated filer o		Accelerated filer o Smaller reporting company [X]
CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.001 par value per share	8,000,000	$.05	$400,000	$54.56

     (1) This Registration Statement covers the resale by our selling shareholders of up to 8,000,000 shares of common stock previously issued to such selling shareholders.

 (2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITY HOLDERS MAY NOT SELL THE SECURITIES COVERED BY THIS PROSPECTUS UNTIL THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL AND IS NOT SOLICITING AN OFFER TO PURCHASE THE SECURITIES IN ANY JURISDICTION WHERE SUCH OFFER OR SALE IS PROHIBITED.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETIONS

DATED July 24, 2013

8,000,000 Shares of Common Stock

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account. There is no present public trading market for the Company's Common Stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share. The Company has determined the offering price based, primarily, on the price shares were sold to our shareholders in a private placement memorandum. There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock. We intend on using all of our cash resources of approximately $131,607 for the next 12 months to provide for the listing requirements, legal and accounting fees associated with a fully reporting public company, and the continued development and execution of our business plan. The Company will not receive any proceeds from the sale of these shares.

Galenfeha, Inc. is an emerging growth company and the selling shareholders are underwriters. The 8,000,000 common shares included in this prospectus may be sold by the selling security holders at a fixed price of $0.05 for the duration of this offering. The selling shareholders will receive $400,000 in the aggregate if all shares are sold at the offering price. The securities sold in this offering can only be resold through registration under the Securities Act of 1933, Section 4(1), if available, for non-affiliates, or by meeting the conditions of Rule 144(i).

Our independent registered public accounting firm included an explanatory paragraph in the report on our 2013 financial statements related to the uncertainty in our ability to continue as a going concern.

The sales price to the public is fixed at $0.05 per share for the duration of the offering. We intend to contact an authorized OTCBB market maker for sponsorship of our securities on the OTCBB, upon effectiveness of this registration statement. However, there is no guarantee our common stock will be accepted for quotation on the OTC Bulletin Board. If our common stock becomes quoted on the Over the Counter Bulletin Board, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

The purchase of our shares involves substantial risk. See “risk factors” beginning on page 5 for a discussion of risks to consider before purchasing our common stock.

You should rely only on the information contained in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: July 24, 2013

PROSPECTUS SUMMARY

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us,” and “Galenfeha,” refer to Galenfeha, Inc.

The Company

Galenfeha is a development stage company incorporated in the State of Nevada on March 14, 2013, as a for-profit company with a fiscal year end of December 31.  Our business office is located at 2705 Brown Trail, Suite 100, Bedford, Texas 76021.  Our Telephone numbers are Toll free 1-800-280-2404, International 1-817-945-6448, and our facsimile number is 817-887-1455.  Our email address is info@galenfeha.com and our website address is www.galenfeha.com.

Operating History

Galenfeha, Inc. is a recently incorporated development stage company with no operating results to date other than organizational and formation activities. The purpose of the company is to offer oil and gas producer’s contractual engineering services, and develop products that will assist these producers in reducing cost and operate more efficiently. To date, operations have been on an extremely limited basis, mostly on formation activities. On July 8, 2013, we had our first meeting with a potential client to develop new technology which utilizes the hidden reserves of energy in natural gas production.  We are currently developing this product, and believe we will have a working prototype in 30 days.

Company Assets

As of June 30, 2013, Galenfeha’s principal assets (“Assets”) consisted of cash totaling $131,602, office equipment and other assets valued at $10,861.  We have recently purchased additional equipment and tools for our engineering facility valued at $1,376.

Company Cash Flow

The Company has cash assets derived from a private placement of its stock. For the period from its inception through the period ending June 30, 2013 the Company had Gross Revenues of $0. From inception to the period ending June 30, 2013, the Company had Total Operating Expenses of $31,722, Net Profit of $0, Total Current Assets of $131,602, Total Current Liabilities of $385, and Total Stockholders’ Equity of $142,078.

Future Assets and Growth

We are an engineering company who will be providing services and products mainly to oil and gas producers.  Not only will we be providing contractual engineering services, we will be implementing our proprietary technology in new products, and provide these products to oil and gas producers.

Our intended revenue stream will come from contractual engineering services and products we develop and manufacture for oil and gas producers, initially in the states of Texas and Louisiana.  Our engineering services and products will reduce our customer’s cost associated with current energy production, including carbon footprint, hazardous waste, and other non-sustainable aspects of producing energy with current technologies.  Since we are presently in the development stage of our business, we can provide no assurance that we will successfully develop and sell any products or services related to our planned activities.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.05 was determined by the price shares were sold to our shareholders in a private placement memorandum which was dated April 5, 2013, where shares have been sold to investors at $.025 per share plus an increase based on the fact the shares will be liquid and registered. $0.05 is a fixed price at which the selling security holders will sell their shares for the duration of the offering.  We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Development Stage Company Status

Based on our financial history since inception, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated no revenue and has limited tangible assets. Our company has a limited operating history and must be considered in the development stage. Our company’s operationswill be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to operate on a profitable basis. If our business plan is not successful, and we are not able to operate profitably, investors may lose their total investment in our company.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We have not made a decision whether to take advantage of any or all of these exemptions. If we do take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result. The result may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

THE OFFERING

Common stock offered by selling security holders	8,000,000 shares of common stock. This number represents 16% of our current outstanding common stock (1).
Common stock outstanding before the offering	50,152,000 common shares

Common stock outstanding after the offering	50,152,000 common shares as of June 30, 2013

Terms of the Offering

The selling security holders will determine when and how they will sell the common stock offered in this prospectus. The selling security holders will sell at a fixed price of $0.05 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market.

Termination of the Offering

The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus.
Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 6.

(1)     Based on 50,152,000 shares of common stock outstanding as of June 30, 2013.

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this process before investing in our common stock.

RISKS RELATED TO OUR COMPANY

We are a recently organized development stage company and have not yet commenced operations in our business. We expect to incur operating losses for the foreseeable future.

We were incorporated on March 14, 2013 and to date have been involved primarily in organization activities. We have not secured any engineering contracts nor have we assembled any real or intangible property rights. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by a new and developing company and the high rate of failure for such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the market acceptance of our services and new products and additional costs and expenses that may exceed current estimates. We are currently ready to being providing engineering services to potential clients, but have not developed any new products and we are anticipating that Galenfeha will incur increased operating expenses without realizing any significant revenues in the near future. We recognize that if the effectiveness of our business plan is not forthcoming we will not be able to continue business operations. There is no operating history upon which to base any assumption as to the likelihood that we will be successful and there is significant doubt that we will generate operating revenues that will achieve profitability.  If we are unsuccessful in overcoming these risks, our business will most likely fail.

We have incurred net losses since our inception and expect losses to continue.

We have not been profitable since our inception. Since our inception on March 14, 2013 to June 30, 2013, we had a net loss of ($31,722). We have not generated revenues from operations and do not expect to generate revenues from operations unless and until we are able secure engineering contracts and develop and bring our products to market. There is a risk that we may never secure engineering contracts or bring our products to the market place or that our products will attract customers. In addition, there is no guarantee that our operations will be profitable in the future and you could lose your entire investment.

We may not be able to continue as a going concern if we do not execute our business plan or obtain additional financing in the future if necessary.

Our independent accountant’s audit report states that there is substantial doubt about our ability to continue as a going concern. We have incurred only losses since our inception raising substantial doubt about our ability to continue as a going concern. Therefore, our ability to continue as a going concern is highly dependent upon us executing our business plan in the planned amount of time allotted or obtaining additional financing for our planned operations if necessary. There can be no assurance that we will be able to raise any additional funds, or we are able to raise additional funds, that such funds will be in the amounts required or on terms favorable to us. Currently, our only plan for raising additional funds is through affiliate contributions.

Our competition is intense in all phases of our business.

Energy production has been historically dominated by large scale producers. Nearly all of our competitors are more experienced, have vastly greater financial and management resources, and have more established relations with customers than we do. These and other competitors are likely to have distribution channels for their products that we do not have, which places us at a significant disadvantage. Failure of the Company to achieve market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

Our Directors may be involved with other business interests.

Our Directors hold other business interests, and may not be able to devote adequate time to developing our business if these other interests become more involved.  James Ketner, our President and Chief Executive Officer, will be devoting all of his efforts to the success of Galenfeha.  Mr. Ketner is currently the only compensated employee with the company, and the loss of his services could greatly negatively affect our business development.

We could have unanticipated requirements for and there is an uncertainty of access to additional capital.

Although we believe we have sufficient capital for the next 12 months, and this capital is sufficient for us to execute our business model, there could be unforeseen expenses that would make it necessary to raise additional capital.  There can be no assurance that we willbe able to obtain additional financing, and our failure to obtain such additional financing could result in the delay or indefinite postponement of further operations which would have a material adverse effect on our business.  Currently, our only plan for raising additional funds is through affiliate contributions.

We have no cash flow from operations and have depended on equity financing for our current operations.

Our current operations have been financed through sales of our company’s securities.  Although we believe we have sufficient capital available to execute our business plans over the course of the next 12 months, there is no guarantee that we will not incur unanticipated costs related to the execution of our business model, and we may be involved with additional sales of our common stock to raise additional capital, which in turn would have a dilutive effect on our shareholders.

We lack an operating history.

We were incorporated on March 14, 2013 and we have not realized any revenues. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to market our engineering services, develop our products, attract customers, and generate revenues through our sales; there can be no guarantee that we will be successful in the execution of our business model.

We expect to incur losses in the future.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

Our operating results may prove unpredictable.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: the level of commercial acceptance by customers of our services and products; fluctuations in the demands of our services and products; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions. If realized, any of these factors could have a material effect on our business, financial condition and operating results, which could result in the complete loss of your investment.

We may not be able to source niche products and gain any significant market acceptance.

The Company’s growth strategy is substantially dependent upon its ability to provide engineering services and develop new technology and products, and to market those services and products successfully to prospective clients. However, our services and products may not achieve significant acceptance.  Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the Company to achieve market acceptance could have a material adverse effect on our business, financial conditions and results of our operations.

Our officers and directors may have a conflict of interest with the minority shareholders.

Our Directors and officers beneficially own 90% of our outstanding common stock. Assuming the Directors and Officers sell all of their 3,508,000 shares in this offering, our Directors and Officers will own approximately 84% of all the Company’s shares of common stock. The interest of our Officers and Directors may not be, at all times, the same as that of our other shareholders. Our Officers and Directors are not simply passive investors and their interests as executives and directors may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our officers and directors exercising, in a manner fair to all of our shareholders, their fiduciary duties as officers or as members of the Company’s Board of Directors. Also, our Directors and Officers have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets, amendments to our Articles of Incorporation and the election of directors. This concentration of ownership may also have the effect of delaying, deferring or preventing a change in control of us, which may be disadvantageous to minority shareholders.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results. As a result, current and potential stockholders could lose confidence in our financial reporting which, in turn, could harm our business and the trading price of our common stock.

We are subject to reporting obligations under the U.S. securities laws. The Securities and Exchange Commission (SEC), as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the company’s internal controls over financial reporting. In addition, an independent registered public accounting firm must attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting. Our management may conclude that our internal controls over our financial reporting are not effective. Moreover, even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may still decline to attest to our management’s assessment or may issue a report that is qualified if they are not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. If we fail to timely achieve and maintain the adequacy of our internal controls, we may not be able to conclude that we have effective internal controls over financial reporting at a reasonable assurance level. Moreover, effective internal controls over financial reporting are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our common stock. Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act. As of the date of this prospectus we do not have an estimate of the costs to the company of compliance with the Act.

We have not yet begun preparing for compliance with Section 404, but we are aware we must do so by strengthening, assessing and testing our system of internal controls to provide the basis for our report. The process of strengthening our internal controls and complying with Section 404 is expensive and time consuming, and requires significant management attention. We cannot be certain that these measures will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, as we grow our business, our internal controls will become more complex and will require significantly more resources to ensure our internal controls overall remain effective. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market's confidence in our financial statements and harm our stock price.

RISK RELATED TO OUR CAPITAL STOCK

We may never pay any dividends to shareholders.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

We are an emerging growth company within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from various reporting requirements applicable to emerging growth companies, our common stock could be less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups(JOBS) Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

The offering price of the common stock was determined based on the price of our private offering, and therefore should not be used as an indicator of the future market price of the securities. Therefore, the offering price bears no relationship to our actual value, and may make our shares difficult to sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.05 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering pricebears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

You will experience dilution of your ownership interest because of the future issuance of additional shares of our common stock.

In the future, we may issue our authorized but previously un-issued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 500,000,000 shares of capital stock consisting of 500,000,000 shares of common stock, par value $0.001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock will be quoted on the OTCBB.

Our common stock is considered a penny stock, which may be subject to restrictions on marketability, so you may not be able to sell your shares.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

There is no assurance of a public market or that our common stock will ever trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

Investing in the company is highly speculative investment.

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the Company are also speculative, and it is possible that we could be unable to satisfy them. The Company’s shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Buyers will pay more for our common stock than the pro rata portion of the assets.

The offering price and other terms and conditions regarding the Company’s shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Buyers of our shares pursuant to this offering will pay more for our common stock than the pro-rata portion of the assets are worth and as a result, investing in our Company may result in an immediate loss.

Anti-takeover rules of certain provisions of the Nevada state law my hinder a potential takeover.

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; or (2) does business in Nevada directly or through an affiliated corporation. At this time, we do not have 100 stockholders of record of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisitions act may discourage companies or persons interested in acquiring a significant interest in or control of Galenfeha, regardless of whether such acquisition may be in the interest of our stockholders.

PLEASE READ THIS PROSPECTUS CAREFULLY. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

FORWARD-LOOKING STATEMENTS

The information in this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations. Further any safe harbor protections implied or stated do not apply to any statements made in connection with the offer. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, the negative of such terms or other comparable terminology.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 505 of Regulation D promulgated under the Securities Act of 1933and an additional amount of $.025 per share was added to this original price because our business plan is maturing.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The common shares being offered for resale by the selling security holders consist of 8,000,000 shares of our common stock held by 38 shareholders. A regulation D notice was filed with the SEC on April 17, 2013, and the shares sold in our private offering were sold to friends and family at an offering price of $0.05 (of which 100% of those shares are being registered herein).

The following table sets forth the names of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of June 30, 2013 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Table of Selling Security Holders

Name of Selling Stockholder	Shares Beneficially Owned prior to Offering	Percentage Beneficially Owned prior to Offering	Shares to Offer	Shares Beneficially Owned after Offering	Percentage Beneficially Owned After Offering
James Ketner (1)	10,000,000	20%	600,000	9,400,000	18.8%
Richard Owston (1)	10,000,000	20%	600,000	9,400,000	18.8%
Trey Moore (1)	10,000,000	20%	600,000	9,400,000	18.8%
Lucien Marioneaux(1)	10,000,000	20%	600,000	9,400,000	18.8%
Eric Gomez	600,000	1.2%	600,000	-	-
David Thadeu	100,000	*	100,000	-	-
Todd Lahr	100,000	*	100,000	-	-
David Anders	100,000	*	100,000	-	-
Michelle Lococo	132,000	*	132,000	-	-
Erick Bacelis	200,000	*	200,000	-	-
LaNell Armour (1)	5,000,000	10%	448,000	4,552,000	9%
Carol McConnell	100,000	*	100,000	-	-
Ruusamari Teppo	100,000	*	100,000	-	-
Diane Lecomte	100,000	*	100,000	-	-
Jeffrey Lecomte	100,000	*	100,000	-	-
Ernest Essary	100,000	*	100,000	-	-
Mark Levy	100,000	*	100,000	-	-
David Alvis	200,000	*	200,000	-	-
Dr. C. Scott Taylor	200,000	*	200,000	-	-
Tawny D. Thompson	200,000	*	200,000	-	-
Wesley Malmay	200,000	*	200,000	-	-
Scott Taylor	200,000	*	200,000	-	-
Mark S. Faries, Sr.	200,000	*	200,000	-	-
Maury Wooldridge	200,000	*	200,000	-	-
Keith Lockhart	200,000	*	200,000	-	-
Steven C. Horn	200,000	*	200,000	-	-
Kyle Marrus Robinson	200,000	*	200,000	-	-
William D. Pilinski	200,000	*	200,000	-	-
Jeffrey L. Peters	200,000	*	200,000	-	-
Thelma Lennard	120,000	*	120,000	-	-
John Michael Garcia	100,000	*	100,000	-	-
Russell Phelps	100,000	*	100,000	-	-
Bryan Peters	100,000	*	100,000	-	-
David Leimbrook	100,000	*	100,000	-	-
Michael Kottenbrook	100,000	*	100,000	-	-
Ray S. Moore, Jr. (2)	100,000	*	100,000	-	-
Ray S. Moore, III (2)	100,000	*	100,000	-	-
Jason Strain	100,000	*	100,000	-	-
Total	50,152,000		8,000,000

*Less than 1%

(1) Selling shareholder is an affiliate and received stock for an initial investment in the company at a purchase price of $.001 per share.

(2) Selling shareholder is a relative of Mr. Trey Moore, a Director of the Company.  They do not occupy the same household.

There are no agreements between the Company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

To our knowledge, none of the selling shareholders or their beneficial owners [except as noted with footnote (1)]:

-  Has ever been one of our officers or directors or an officer or director of our predecessors or affiliates unless noted; or

-  Are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.05 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

?	ordinary brokers transactions, which may include long or short sales,
?	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
?	through direct sales to purchasers or sales effected through agents,
?	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
?	anycombination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $14,530.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES

General

We are authorized to issue an aggregate number of 500,000,000 shares of capital stock, of which 500,000,000 shares are common stock, $0.001 par value per share. We do not have any preferred stock authorized.

Common Stock

We are authorized to issue 500,000,000 shares of common stock, $0.001 par value per share. Currently, we have 50,152,000 shares of common stock issued and outstanding.  We have no preferred stock that converts into common stock outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Island Stock Transfer located at 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760. The transfer agent’s telephone number is (727) 289-0010.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in our Company, nor was any such person connected with our Company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Experts

Karlen & Stolzar, LLP, 445 Hamilton Avenue, Suite 1102, White Plains, New York 10601, and Telephone: (914) 949-4600 has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

Kyle L. Tingle, CPA, LLC, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit reports, dated May 20, 2013, has presented its report with respect to our March 31, 2013 audited financial statements.

DESCRIPTION OF THE BUSINESS

Galenfeha was incorporated on March 14, 2013 under the laws of the State of Nevada with a fiscal year end of December 31.  We are an engineering company that will be providing services and products mainly to oil and gas producers.  Not only will we be providing contractual engineering services, we hope to implement our proprietary technology in new products, and provide these products to oil and gas producers.

Our intended revenue stream will come from our contractual engineering services and products we develop and manufacture for oil and gas producers, initially in the states of Texas and Louisiana.  Our engineering services and products will reduce our customer’s cost associated with current energy production, including carbon footprint, hazardous waste, and other non-sustainable aspects of producing energy with current technologies.  Since we are presently in the development stage of our business, we can provide no assurance that we will successfully develop and sell any products or services related to our planned activities.

A condensed version of our anticipated 2013 Statement of Work is as follows

1. Incorporate, begin operations in the U.S. (3/13)

2. Open offices in Texas.  (3/13)

3. Explore equity investments both private and public  (4/13)

4. Open research and development facility  (6/13)

5. Develop new technologies for energy producers. (Estimated 7/13)

6. Formulate applications for new products (Estimated 3rd quarter, 2013)

7. Commercialize new products (Estimated 4th quarter, 2013)

We are currently on track to meet these goals, and at the time of this registration statement, we have completed steps one through four. On July 8th, 2013, we had a meeting with our first potential client, and are currently developing a product that will utilize the stored energy in natural gas production.  This product utilizes the stored energy in natural gas production to generate electricity to power flow computers that measure a well’s output. We are currently in process of building a working prototype, and believe this prototype will be ready for demonstrating within 30 days. We will be posting updates in the news media to inform the public of our progress. Galenfeha is continually researching and developing new products and processes to help energy producers operate a more effective and economical business model.

The key to our success will be the Company’s ability to provide new technology and products to energy producers. We believe that once this technology is developed, large scale energy producers will want to implement our technology into theiroperations. During the next 12 months, Galenfeha intends on developing this technology, implementing this technology into new products and commercializing our new products to energy producers.

We have not earned any revenues to date. Our independent registered public accountant has issued an audit opinion which includes statement expressing substantial doubt as to our ability to continue as a going concern. There is the likelihood that we may never be able to develop these new products.  If our company is not capable of building a market for its proposed products, all funds that we spend on development will be lost.

Market Analysis

The U.S. Energy Information Administration informs us that global energy consumption is in the trillions of dollars.  We believe we have the ability to provide more efficient ways for energy production.  Our technology will enable energy producers to operate more efficiently and with cleaner methods.

Industry Analysis

Management believes that energy producers and suppliers are aware of the global and environment issues worsening with the continued use of current methods of energy production.  This will allow us to offer competitive solutions in the multi-billion dollar arena of energy production.

Strategy and Implementation Summary

The primary strategies of Galenfeha are to develop new technology for energy producers and suppliers that are currently not available in the market.

Competitive Edge

The primary competitive edge of Galenfeha is we will be developing new technology that doesn’t exist today.  Our technology will assist energy producers in operating more efficiently, and reducing total carbon footprint.

Online Marketing Strategy

Our online marketing strategy will rely on information provided on the company’s website to provide product information and answer the questions customers have about our products. We will have employees available by phone and email to answer questions that the site cannot answer.

Research and Development Expenditures

On July 8, 2013 we received our first request from a potential client to produce a product that taps into stored energy in natural gas production.  To date, we have spent approximate $3,500 on developing this product.  We anticipate the total development cost of a working prototype to be under $25,000.  The majority this cost will be contractual engineering.  We have secured Tim Lafferty as our project lead for the development of this product.  Mr. Lafferty is an electrical engineer who graduated from Texas A&M with a Bachelor of Science in Electrical Engineering.  Mr. Lafferty is the president of TL Endeavors Inc. As of July 12, 2013, we have begun testing, and been able to produce higher returns that what was initially requested by our potential client.  We are on track to have a prototype by the end of July, 2013.

Patent and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Bankruptcy or Similar Proceedings

There has been no bankruptcy, receivership or similar proceedings.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction in which we would conduct activities.

Need for Government Approval for its Product or Services

We are not required to apply for or have any government approval for our products or services.

DESCRIPTION OF PROPERTY

We currently lease and occupy space at 2705 Brown Trail, Suite 100, Bedford Texas, which supports our executive offices as well as our Research and Development facility.  Our lease agreement for approximately 2,000 square feet, signed on June 20, 2013 is for five (5) years, at $24,000 per year, and expires on June 20, 2018.  The selection of our engineering facility in Bedford Texas facilitates our statement of work because (i) it is close to one of the most accessible airports on the planet, (ii) the housing/rent/costs in this area are extremely affordable to attract contract engineers, (iii) the State of Texas is ‘Business friendly, (iv) there is a large pool of talent in the DFW metroplex we can attract to assist us in our product development. Management believes that our current arrangement is sufficient for its needs at this time.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange. We intend to apply to have our common stock quoted on the OTC Bulletin Board once this Prospectus has been declared effective by the SEC; however, there is no guarantee that we will obtain a listing.

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTC Bulletin Board, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities, and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for listing on the OTC Bulletin Board. This could prevent us from developing a trading market for our common stock.

Holders

As of the date of this registration statement, we had 38 holders of our common stock

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

As of the date of this Prospectus we do not have any equity compensation plans.

GALENFEHA, INC.

 (A Development Stage Company)

INDEX TO FINANCIAL STATEMENTS

(Unaudited)

_____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

GALENFEHA, INC.

(A Development Stage Company)

BALANCE SHEET

(Unaudited)

As of June 30, 2013
ASSETS

CURRENT ASSETS
Cash	$131,602
Total current assets	131,602
FIXED ASSETS, net of $276 accumulated depreciation	10,611
OTHER ASSETS	250
TOTAL ASSETS	$142,463

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$385
Total liabilities	385

COMMITTMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Capital Stock
Authorized: 500,000,000 common shares, $0.001 par value
Issued and outstanding shares: 50,152,000 common shares	$50,152
Additional paid-in capital	123,648
Deficit accumulated during the development stage	-31,722
Total stockholders’ equity	142,078

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$142,463

See notes to the financial statements.

GALENFEHA, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

(Unaudited)

		For the Period
	Three	from Inception
	Months	14-Mar-13
	ended	to
	30-Jun-13	30-Jun-13

REVENUES	$—	$—
EXPENSES
General & administrative	17,607	18,722
Professional fees	13,000	13,000

Loss Before Income Taxes	-30,607	-31,722

Provision for Income Taxes	—	—

Net Loss	$-30,607	$-31,722

PER SHARE DATA:
Basic and diluted loss per common share	$0	$0

Basic and diluted weighted average common shares outstanding	47,750,681	44,706,059

See notes to the financial statements.

GALENFEHA, INC.

 (A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Inception March 14, 2013	—	$—	$—	$—	$—

Common shares issued for cash and assets at $0.001 per share	45,000,000	45,000	—	—	45,000

Common shares issued for cash at $0.025 per share	5,152,000	5,152	123,648	—	128,800

Loss for the period from inception on March 14, 2013 to June 30, 2013	—	—	—	-31,722	-31,722

Balance – June 30, 2013	50,152,000	$5,015,217	$123,648	$-31,722	$142,078

_______________________________________________________________________________________________________________________________________________________________________________________________________________________________

See notes to the financial statements.

GALENFEHA, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

(Unaudited)

For the Period
from Inception
14-Mar-13
to
30-Jun-13

OPERATING ACTIVITIES

Net Loss	$-31,722
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	276
Changes in Operating Assets and Liabilities:
Increase in other assets	-250
Increase in accounts payable and accrued liabilities	385
Net cash used in operating activities	-31,311

INVESTING ACTIVITIES

Purchase of fixed assets	-8,387
Net cash used in financing activities	-8,387

FINANCING ACTIVITIES

Capital Stock	171,300
Net cash provided by financing activities	171,300

INCREASE IN CASH	131,602

CASH AT BEGINNING OF PERIOD	—

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$131,602

SUPPLEMENTAL INFORMATION AND NON-MONETARY TRANSACTIONS

Assets contributed for common stock	$2,500

Cash paid for:
Interest expense	$—
Income taxes	$—

See notes to the financial statements.

GALENFEHA, INC.

(A Development Stage Company)

Notes to Unaudited Financial Statements

For the Period from March 14, 2013 (Date of Inception) through June 30, 2013

NOTE 1.NATURE OF BUSINESS

Galenfeha incorporated in the State of Nevada on March 14, 2013, as a for-profit company with a fiscal year end of December 31.  Our business office is located at 2705 Brown Trail, Suite 100, Bedford, Texas 76021.  We are an engineering company who will be providing services and products mainly to oil and gas producers.  Not only will we be providing contractual engineering services, we hope to implement our new and proprietary technology in new products, and provide these products to oil and gas producers.

Our intended revenue stream will come from our contractual engineering services and products we develop and manufacture for oil and gas producers, initially in the states of Texas and Louisiana.  Our engineering services and products will reduce our customer’s cost associated with current energy production, including carbon footprint, hazardous waste, and other non-sustainable aspects of producing energy with current technologies.  Since we are presently in the development stage of our business, we can provide no assurance that we will successfully develop and sell any products or services related to our planned activities.

NOTE 2.GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended June 30, 2013, the Company had no operations. As of June 30, 2013 the Company had not emerged from the development stage. In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America. The significant accounting policies followed are:

BASIS OF PRESENTATION

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States (See Note 2 regarding the assumption that the Company is a “going concern”).

DEVELOPMENT STAGE COMPANY

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company’s development stage activities

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions also affect the reported amounts of revenues, costs and expenses during the reporting period. Management evaluates these estimates and assumptions on a regular basis. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

GALENFEHA, INC.

(A Development Stage Company)

Notes to Unaudited Financial Statements

For the Period from March 14, 2013 (Date of Inception) through June 30, 2013

FASB Accounting Standards Codification (ASC) topic, “Fair Value Measurements and Disclosures”, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1- Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

•

Level 2- Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3- Inputs that are both significant to the fair value measurement and unobservable.

ASC Topic 820, in and of itself, does not require any fair value measurements.  As at June 30, 2013 the Company did not have assets or liabilities subject to fair value measurement.

CASH AND CASH EQUIVALENTS

All cash, other than held in escrow, is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents. Cash at June 30, 2013 was $131,602.

DEFERRED INCOME TAXES AND VALUATION ALLOWANCE

The Company accounts for income taxes under FASB ASC Topic “Income Taxes.” Under the asset and liability method o, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets were recognized as of June 30, 2013.

NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per share is calculated in accordance with FASB ASC topic, “Earnings Per Share.” The weighted-average number of common shares outstanding during each period is used to compute basic earning or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at June 30, 2013. As of June 30, 2013, the Company had no dilutive potential common shares.

SHARE-BASED EXPENSES

FASB ASC Topic “Compensation – Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights.

GALENFEHA, INC.

(A Development Stage Company)

Notes to Unaudited Financial Statements

For the Period from March 14, 2013 (Date of Inception) through June 30, 2013

Share- based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC Topic, “Equity – Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

There were no share-based expenses for the period ending June 30, 2013.

REVENUE RECOGNITION

The Company has no current source of revenue. The Company intends to recognize revenue as required by the Revenue Recognition Topic of the FASB Accounting Standards Codification.

ADVERTISING

Advertising costs are expensed as incurred. There has been no advertising cost incurred for the period March 14, 2013 (date of inception) through June 30, 2013.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company. Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company’s present or future financial statements.

NOTE 4. SHAREHOLDERS’ EQUITY

COMMON STOCK

The authorized common stock of the Company consists of 500,000,000 shares with a par value of $0.001.

The Company issued 10,000,000 shares of our $0.001 par value common stock to James Ketner, our President/CEO and director, on March 31, 2013 for a cash contribution in the amount of $7,500, and assets he contributed to the company in the amount of $2,500 for a total cash value of $10,000.  The company issued 10,000,000 shares of our $0.001 par value common stock to Mr. Richard Owston, a director, on March 31, 2013 for a cash contribution of $10,000.  The company issued 10,000,000 shares of our $0.001 par value common stock to Mr. Trey Moore, a director, for a cash contribution of $10,000.  In April, 2013, two additional directors joined the company, Ms. LaNell Armour, and Mr. Lucien Marioneaux.  Ms. Armour purchased 5,000,000 shares of our $0.001 common stock for a cash contribution of $5,000.  Mr. Marioneaux purchased 10,000,000 shares of our $0.001 common stock for a cash contribution of 10,000.

On April 17, 2013, the company filed with the Securities and Exchange Commission an exemption from registration offering on Form D.  As of June 30, 2013, the company has sold 5,152,000 shares of our common stock to private investors at a fixed price of $0.025 for total proceeds of $128,800.

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 5.RELATED PARTY TRANSACTIONS

On March 20, 2013, Mr. James Ketner contributed office and computer equipment to the company for a cash value of $2,500.  Mr. Ketner paid for the incorporation cost of the company in the amount of $615 on March 13, and was reimbursed by the company in April 2013.

GALENFEHA, INC.

(A Development Stage Company)

Notes to Unaudited Financial Statements

For the Period from March 14, 2013 (Date of Inception) through June 30, 2013

NOTE 6.COMMITMENTS AND CONTINGENCIES

The Company entered into a lease agreement for office and research facilities.  The lease is for five years at $24,000 per year beginning June 20, 2013.  The lease commitments for the facilities are:

Year
Ended	Amount
2013	$12,250
2014	24,000
2015	24,000
2016	24,000
2017	24,000
2018	11,750
$120,000

_______________________________________________

From time to time the Company may be a party to litigation matters involving claims against the Company. Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

GALENFEHA, INC.

 (A Development Stage Company)

Report of Independent Registered Public Accounting Firm

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Galenfeha, Inc.

Carson City, Nevada

We have audited the accompanying balance sheet of Galenfeha (A Development Stage Company) as of March 31, 2013 and the related statements of operations, stockholders’ deficit, and cash flows for the period March 14, 2013 (inception) through March 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Galenfeha (A Development Stage Company) as of March 31, 2013 and the results of its operations and cash flows for the period March 14, 2013 (inception) through March 31, 2013, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has limited operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kyle L. Tingle, CPA, LLC

May 20, 2013

Las Vegas, Nevada

Galenfeha, Inc.

(A Development Stage Company)

BALANCE SHEET

As of March 31, 2013
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$27,000
Total current assets	27,000

Office equipment	2,500
TOTAL ASSETS	$29,500

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable & accrued liabilities	$615
Total liabilities	615

COMMITTMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Capital Stock
Authorized: 500,000,000 common shares, $0.001 par value
Issued and outstanding shares: 30,000,000 common shares	$30,000
Additional paid-in capital	-
Deficit accumulated during the development stage	-1,115
Total Stockholders’ Equity	28,885

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$29,500

See auditor’s report and notes to the financial statements.

Galenfeha, Inc.

(A Development Stage Company)

STATEMENT OF OPERATIONS

_____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

For the Period
from Inception
March 14, 2013
to
March 31, 2013

REVENUES	$—

EXPENSES
General & administrative	1,115
Professional fees	—

Loss Before Income Taxes	-1,115

Provision for Income Taxes	—

Net Loss	-1,115

PER SHARE DATA:

Basic and diluted loss per common share	$0.00

Basic and diluted weighted average common shares outstanding	1,666,667

See auditor’s report and notes to the financial statements.

Galenfeha, Inc.

(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Inception March 14, 2013	—	$—	$—	$—	$—

Common shares issued for cash and assets at $0.001 per share (par value $0.001) on March 31, 2013	30,000,000	30,000	—	—	30,000

Loss for the period from inception on March 14, 2013 to March 31, 2013	—	—	—	-1,115	-1,115

Balance – March 31, 2013	30,000,000	$30,000	$—	$-1,115	$28,885

See auditor’s report and notes to the financial statements.

Galenfeha, Inc.

(A Development Stage Enterprise)

STATEMENT OF CASH FLOWS

For the Period
from Inception
March 14, 2013
to
March 31, 2013

OPERATING ACTIVITIES

Net Loss	$-1,115

Changes in Operating Assets and Liabilities:
Increase in accounts payable and accrued liabilities	615
Net cash used in operating activities	-500

FINANCING ACTIVITIES

Capital Stock	27,500
Net Cash Provided by Financing Activities	27,500

INCREASE IN CASH AND CASH EQUIVALENTS	27,000

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	—

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$27,000

SUPPLEMENTAL INFORMATION AND NON-MONETARY TRANSACTIONS

Assets contributed for common stock	$2,500

Cash paid for:
Interest expense	$—
Income taxes	$—

See auditor’s report and notes to the financial statements.

Galenfeha, Inc.

(A Development Stage Company)

Notes to Audited Financial Statements

For the Period from March 14, 2013 (Date of Inception) through March 31, 2013

NOTE 1.NATURE OF BUSINESS

Galenfeha incorporated in the State of Nevada on March 14, 2013, as a for-profit company with a fiscal year end of December 31.  Our business office is located at 2705 Brown Trail, Suite 100, Bedford, Texas 76021.  We intend on developing new technology to more efficiently produce sustainable energy to satisfy the growing need of the planet, and to reduce carbon footprint that exist with current energy production.

NOTE 2.GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended March 31, 2013, the Company had no operations. As of March 31, 2013 the Company had not emerged from the development stage. In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America. The significant accounting policies followed are:

BASIS OF PRESENTATION

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States (See Note 2 regarding the assumption that the Company is a “going concern”).

DEVELOPMENT STAGE COMPANY

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company’s development stage activities

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions also affect the reported amounts of revenues, costs and expenses during the reporting period. Management evaluates these estimates and assumptions on a regular basis. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

GALENFEHA, INC.

(A Development Stage Company)

Notes to Audited Financial Statements

For the Period from March 14, 2013 (Date of Inception) through March 31, 2013

FASB Accounting Standards Codification (ASC) topic, “Fair Value Measurements and Disclosures”, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

•

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

ASC Topic 820, in and of itself, does not require any fair value measurements.  As at November 30, 2012 and 2011, the Company did not have assets or liabilities subject to fair value measurement.

CASH AND CASH EQUIVALENTS

All cash, other than held in escrow, is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents. Cash and cash equivalents at March 31, 2013 were $27,000.

DEFERRED INCOME TAXES AND VALUATION ALLOWANCE

The Company accounts for income taxes under FASB ASC Topic “Income Taxes.” Under the asset and liability method o, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets were recognized as of March 31, 2013.

NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per share is calculated in accordance with FASB ASC topic, “Earnings Per Share.” The weighted-average number of common shares outstanding during each period is used to compute basic earning or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at March 31, 2013. As of March 31, 2013, the Company had no dilutive potential common shares.

SHARE-BASED EXPENSES

FASB ASC Topic “Compensation – Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the

GALENFEHA, INC.

(A Development Stage Company)

Notes to Audited Financial Statements

For the Period from March 14, 2013 (Date of Inception) through March 31, 2013 financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC Topic, “Equity – Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

There were no share-based expenses for the period ending March 31, 2013.

REVENUE RECOGNITION

The Company has no current source of revenue. The Company intends to recognize revenue as required by the Revenue Recognition Topic of the FASB Accounting Standards Codification.

ADVERTISING

Advertising costs are expensed as incurred. There has been no advertising cost incurred for the period March 14, 2013 (date of inception) through March 31, 2013.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company. Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company’s present or future financial statements.

NOTE 4.INCOME TAXES

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses and other temporary differences, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. For the period March 14, 2013 (date of inception) through March 31, 2013 the Company incurred losses of $ 1,115. The net operating loss, resulting from operating activities, result in deferred tax assets at the effective statutory rates. The deferred tax asset has been off-set by an equal valuation allowance.

March 14, 2013
(Date of Inception)
through
March 31, 2013
Tax benefit at U.S. statutory rate	$390
State income tax benefit, net of federal benefit.	—
Valuation allowance	-390
$—

The Company did not have any temporary differences for the period from March 14, 2013 (Date of Inception) through March 31, 2013

GALENFEHA, INC.

(A Development Stage Company)

Notes to Audited Financial Statements

For the Period from March 14, 2013 (Date of Inception) through March 31, 2013

NOTE 5.SHAREHOLDERS’ EQUITY

COMMON STOCK

The authorized common stock of the Company consists of 500,000,000 shares with a par value of $0.001.

The Company issued 10,000,000 shares of our $0.001 par value common stock to James Ketner, our President/CEO and director, on March 31, 2013 for a cash contribution in the amount of $7,500, and assets he contributed to the company in the amount of $2,500 for a total cash value of $10,000.  The company issued 10,000,000 shares of our $0.001 par value common stock to Mr. Richard Owston, a director, on March 31, 2013 for a cash contribution of $10,000.  The company issued 10,000,000 shares of our $0.001 par value common stock to Mr. Trey Moore, a director, for a cash contribution of $10,000.

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 6.RELATED PARTY TRANSACTIONS

On March 20, 2013, Mr. James Ketner contributed office and computer equipment to the company for a cash value of $2,500.  Mr. Ketner paid for the incorporation cost of the company in the amount of $615 on March 13, and will be reimbursed by the company in April 2013.

NOTE 7.COMMITMENTS AND CONTINGENCIES

From time to time the Company may be a party to litigation matters involving claims against the Company. Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 8.SUBSEQUENT EVENTS

On April 17, 2013, the company filed with the Securities and Exchange Commission an exemption from registration offering on Form D.  As of the date of this prospectus, the company has sold 5,092,000 shares of our common stock to private investors at a fixed price of $0.025 for total proceeds of $127,300.  In the first week of April, 2013, two additional directors joined the company, Ms. LaNell Armour, and Mr. Lucien Marioneaux.  Ms. Armour purchased 5,000,000 shares of our $0.001 common stock for a cash contribution of $5,000.  Mr. Marioneaux purchased 10,000,000 shares of our $0.001 common stock for a cash contribution of 10,000.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operations

During the next 12 months, Galenfeha, Inc. intends on providing services and developing new proprietary technology, implementing this technology in new products, and providing this these products and the services necessary for the implementation of the products to energy producers.  We believe we have sufficient funding for the development of our products and the execution or our business model over the next 12 months, which includes the costs associated of maintaining a fully reporting status with regulatory agencies.

A large portion of the cost of doing business over the next 12 months will be project engineering and product development. We have recently expanded our operations to include an additional R&D facility.  On July 8th, 2013, we had our first meeting with a potential client to develop a new product that utilizes the stored energy in natural gas production.  We have contracted TL Endeavors, Inc. to assist us in developing this new product.  We are anticipating R&D cost for a working prototype to be under $25,000.00, and anticipate having a working model within 30 days of this registration statement. After one week of testing, we are generating better than expected results from off the shelf materials used in the assembly of our prototype.  Upon demonstration of a working model, we anticipate receiving a purchase order which will enable us to go into full production.  We intend to market our products and services with the historic relations of our board of directors.

We have outlined phases to our operations over the next twelve months that address the cost associated for our business development.

SEC reporting requirements are estimated at $25,000, R&D cost for the development of our first product is estimated at $25,000, General and administrative cost for the next twelve months which includes the cost of our facility us expected to be $50,000.  We will be working diligently to get our first product into production by year end 2013.

A condensed version of our anticipated 2013 Statement of Work is as follows (please see notes at the bottom):

1.

Incorporate, Begin operations in the U.S. ?(3/13)

2.

Open offices in Texas. ?(3/13)

3.

Explore Equity Investments both private and public ?(4/13)

4.

Open Research and Development facility ?(6/13)

5.

Develop new technologies for energy producers. (Estimated 7/13)

6.

Formulate applications for new products (Estimated 3rd quarter, 2013)

7.

Commercialize new products (Estimated 4th quarter, 2013)

On March 14, 2013 we completed our incorporation in the state of Nevada with proceeds loaned to the Company by Mr. Ketner in the amount of $615.  Mr. Ketner also donated office equipment to the company in the amount of $2,500 that was traded for equity in the company. The company issued 2,500,000 shares on March 31, 2013 for the contribution of office equipment, and repaid Mr. Ketner the sum of $615 in cash second quarter 2013.

On March 20, 2013, the Board of Directors resolved and approved the opening of a bank account with BBVA Compass, in which Mr. Ketner contributed $7,500 in the exchange for equity in the company. The company issued Mr. Ketner 7,500,000 common shares on March 31, 2013 for this contribution.  On March 21, 2013, the Board of Directors resolved and approved assigning a lease at 2705 Brown Trail, Suite 100, Bedford Texas 76021.

On June 20, we signed a lease for additional space for our research and development facility which signifies that we are on track for meeting our 2013 statement of work for June. The R&D facility is currently under ‘build out’ and we are anticipating completion by the second week of July. We have begun designing and purchasing prototype equipment.  We have at our access production facilities to manufacture our first products immediately after a proven design, which we believe can be obtained within six months after functional prototypes.  We hope to beat this schedule.

Results of Operations for the Period from Inception throughJune 30, 2013

We have not earned any revenues from our inception on March 14, 2013 to June 30, 2013. We do not anticipate earning revenues until we have engaged in engineering contracts, developing working prototypes, and or introducing these products and services into the marketplace.

We incurred operating expenses in the amount of $31,722 for the period from our inception on March 14, 2013 to June 30, 2013.These operating expenses were comprised of start-up costs normally associated with opening an engineering and design facility, and costs associated with becoming a fully reporting public company.  We believe we have sufficient capital to implement our business model, and begin generating revenue within the next 12 months.

Although we believe have sufficient capital for continued operations over the next 12 months, there is a possibility we will need to raise additional capital in order to expedite the full production of our products.

Limited Operating History; Need for Additional Capital

As of June 30, 2013 we had $131,602 in cash. Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months.  No substantial revenues are anticipated until we secured engineering contracts and or develop new products that will be well received by oil and gas producers.  Although we believe we have sufficient capital to execute our business model, there is a possibility of unforeseen expenses that would make it necessary to raise additional capital.  Currently, our only planned resource for obtaining additional capital is affiliate contribution for equity which will have a dilutive effect on current shareholders. If the company cannot raise addition capital through equity financing, the company may need to seek funds from other resources such as debt financing, which may not even be available to the Company.

However, if such financing were available, because we are a development stage Company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Lucien Marioneaux, Jr., 40, has served serves as the Chairman of the Board since April 2013.  In addition to owning and operating Marioneaux Law Firm, a private general law practice specializing in estate planning and general corporate representation including transactions and litigation, Lucien H. Marioneaux, Jr., is presently an Assistant District Attorney in Caddo Parish, Louisiana.  Mr. Marioneaux also holds various real estate and oil and gas investments along with a variety of private equity holdings in multiple industries including Oil and Gas production throughout Texas and Louisiana.  He has enjoyed a prominent legal career throughout the State of Louisiana spanning some 15 years. Mr. Marioneaux’s extensive experience in successfully guiding small and large corporations, legal practice and investments in oil and gas operations qualifies him to serve as the Chairman of the Board.

Mr. Marioneaux previously held the position of Senior Director of Security, Risk Management and Regulatory Compliance for L’Auberge du Lac Casino Resort from 2005 to 2010, directing all operations within those departments.  L’Auberge du Lac is an expansive 227-acre luxury gaming resort located in Lake Charles, Louisiana, with 2,500 employees and revenues exceeding $380 million per year. Mr. Marioneaux was responsible for all aspects of the property regulatory compliance program for the State of Louisiana, the U.S. Department of the Treasury, Financial Crimes Enforcement Network (Title 31) and Sarbanes-Oxley.  He directed all general liability and workers compensation matters and worked closely with outside and corporate legal counsel to ensure efficient and effective resolution.  In 2008, he was part of the team which implemented a major property expansion at L’Auberge. The $67 million project included a 9-story hotel tower with 250 rooms.

 Mr. Marioneaux is active in the Louisiana Bar Association, the Shreveport Bar Association, the DeSoto Parish Bar Association, the Louisiana Casino Association and the Louisiana District Attorney’s Association where he has the unique experience of working directly with local, state and federal governmental and elected officials on issues important to these various interests. From 2008 to 2009, he has served as co-chair of the Southwest Chamber of Commerce’s Governmental Affairs Committee and was a visiting professor for McNeese State University where he taught The Legal Environment of Business from 2008 to 2010.  Mr. Marioneaux earned his Bachelor of Science Degree in Accounting from Louisiana Tech University in Ruston, Louisiana in 1995 and his Law Degree from Louisiana State University, Paul M. Hebert Law Center, in Baton Rouge, Louisiana in 1998.

James W. Ketner,47, serves as President/CEO and Director.  Mr. Ketner has over 24 years of experience as the Director and Chief Executive Officer of public and private corporations.  Mr. Ketner has spent most of his professional career as a contract consulting Engineer for Fortune 500 multinational companies.  In 1988, Mr. Ketner started his career as a numeric control programmer at General Dynamics.  In 1991, Mr. Ketner embarked on his entrepreneurial career as a consultant, with clients such as General Dynamics, Pratt and Whitney, Boeing, Lockheed, Daimler Chrysler, Fiat, Honda Research and Development, Rockwell, Sikorsky Aircraft, Embraer SP, and Dassault/Falcon Jet.  Mr. Ketner has traveled extensively and is well versed in conducting business in North and South America. Mr. Ketner founded Kelyniam Global, Inc. on December 30, 2005, where he was responsible for taking the company public, receiving FDA 510(k) approval, and commercially launching cranial and maxillofacial custom prosthetics.  He has a successful track record of directing public companies streamlining operations, maximizing productivity, and directing companies to achieve record profitability through increased efficiency and productivity using state of the art technology.  As a resourceful decision-maker combining strong leadership and organizational skills, Mr. Ketner has the ability to direct programs throughout the design and manufacturing processes because of his extensive experience and expertise in high tech engineering and manufacturing environments.

Richard Owston, 75, serves as a Director and executive officer in the capacity of Treasurer and Secretary since his appointment in March, 2013.  Mr. Owston has over 45 years of experience in large scale privately owned and publicly held corporations, all in the oil and gas industry. He has served as a key initiator in the growth and development of these companies and has a proven track record, which encapsulates but is not limited to, operations consolidation and cost reduction, obtaining continued growth and profitability through increased corporate exposure, marketing and sales, employee relations, human resource development, as well as many other diverse roles as the demands of the organization’s required. In addition to serving on the Board of Directors of Kelyniam Global, Inc., from January 2008 through September 2009, Mr. Owston was also the President of J-W Measurement Company, a division of J-W Operating Company from 2000 to 2012.  From 1976 to 1993, Mr. Owston was the Vice President of Sales for The Western Company. Prior to his employment at The Western Company, Mr. Owston was the Human Resource Manager for the Wyly Corporation from 1972 to 1976.  He worked for General Electric from 1963 to 1972 as the training and professional employee development group. Mr. Owston graduated with a Bachelor of Science in Business Administration from Kansas State University.

Trey Moore, 40, has served as a Director since March, 2013.  Mr. Moore has over 24 years of experience as a senior level executive in the oil and gas industries.  From 2005 to Jan 2012 Mr. Moore worked as the general manager of the Eastern Division of J.W. Measurement Company, where he provided a significant contribution in growing revenues from $6 million to $140 million over the course of 13 years.  In March of 2012, Mr. Moore became a co-founder and Chief Executive Officer of Fleaux Services of Louisiana currently with 6 offices, 40 employees and on track to generate $15 million in annual revenue.  His proven leadership ability has rapidly expanded Fleaux Services into associated oil and gas exploration markets and neighboring geographic areas such as Arkansas, Texas, and Colorado.  Mr. Moore is extremely talented in identifying  and creating innovative, niche products and services to optimize production at a lower cost with less  manpower and greater efficiency for small and large scale oil and gas producers.  He has a successful track record of executing new business strategies, and developing new technologies.  From August 2010 to present, Mr. Moore manages the operations of Eagle Oil, an oil and gas operator in Texas and Louisiana.  Mr. Moore’s vast oil and gas experience has given him an expansive understanding of the needs for better engineered products and services.  He is respected by his peers, and is considered to be one of the most proficient, driven individuals in the energy industry, which is why Mr. Moore is qualified to be a Director of the company.  Mr. Moore is a veteran of the United States Marine Corps.

LaNell Armour, 48, has served as Director since April, 2013.  Ms. Armour has enjoyed a 25-year career in public relations.  She joined Dallas Chamber Music in 2010 as General Manager, and was named Executive Director on June 1, 2012 and continued to serve until January 2013.  She is also a senior faculty member at the Music Institute of North Texas since 2010. Prior to the Dallas Chamber Music, Ms. Armour spent eight years, from 2001 through 2008 as the Public Relations Manager for the world-renowned Chicago Symphony Orchestra as Public Relations Manager.  From 1999 to 2001, Ms. Armour served as the Public Relations Manager for the Ravinia Festival in Highland Park, Illinois. Ms. Armour became a writer, then editor at “Clavier” magazine in Chicago from 1996 through 1999.  Ms. Armour holds a Bachelor of Music degree in Piano Performance with a minor in English from The University of Tennessee. She brings to the company a long history of public relations experience which will assist Galenfeha’s outreach to our marketing plans.

Term of Office

Each of the directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statutes. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

Director Independence

Our Board of Directors is currently composed of five members, Mr. James Ketner, Mr. Lucien Marioneaux, Mr. Trey Moore, Mr. Richard Owston, and Ms. LaNell Armour, who do not qualify as independent directors in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objectives test, such as that the director is not and has not been for a least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our Board of Directors has not made a subjective determination as to each director hat no relationships exist which, in the opinion of our Board of Directors, would interfere with the exerciseof independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our Board of Directors made these determinations our Board of Directors would have reviewed and dis-cussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Significant Employees

We have no employees other than our President and Chief Executive Officer, Mr. James Ketner.  Mr. Ketner devotes approximately forty hours per week to company matters. Upon the maturation of our business plan, and when we have the ability, we intend on hiring employees as needed to advance the company’s business model.

Our Directors and affiliates have not been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limited him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of securities.  Our Directors and affiliates have not been convicted in any criminal proceeding (excluding traffic violations) nor is he subject of any currently pending criminal proceeds.

We intend to conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal consulting agreements.

Director Compensation

There are no current compensation agreements between the company and its directors. The Directors have agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide director salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

Executive Compensation

As of the date of this prospectus, there is one executive employment compensation agreement between the company and its President/CEO, Mr. James Ketner in the amount of $36,000 per year.  This compensation agreement began on the 1st of May, 2013, and is not retroactive for the year 2013.  Mr. Ketner’s total compensation agreement will be in the amount of $24,000 for the remainder of the year 2013.  Mr. Ketner currently devotes approximately 40 hours per week to manage the affairs of the company and has agreed to devote additional time as required in order to meet the requirements necessary to execute the company’s business plan.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers and directors for all services rendered in all capacities to us for the period from inception (March 14, 2013) through June 30, 2013.

Summary Compensation Table

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James Ketner President/CEO	2013	36,000(1)	0	0	0	0	0	0	9,000
Richard Owston Director	2013	0	0	0	0	0	0	0	0
Trey Moore Director	2013	0	0	0	0	0	0	0	0
Lucien Marioneaux Chairman	2013	0	0	0	0	0	0	0	0
LaNell Armour Director	2013	0	0	0	0	0	0	0	0

(1)  This amount is for a yearly salary of $36,000.

Outstanding Equity Awards at Fiscal Year-End

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of Galenfeha has not adopted a stock option plan. The Company has no plans to adopt a stock option plan, but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. Galenfeha may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to Galenfeha to own more than 5% of the outstanding common stock as of May 16, 2013 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold

Common Stock	James Ketner (1) 2705 Brown Trail Suite 100 Bedford, Texas 76021	10,000,000	20%	18.8%
Common Stock	Richard Owston (1) 2705 Brown Trail Suite 100 Bedford, Texas 76021	10,000,000	20%	18.8%
Common Stock	Trey Moore (1) 2705 Brown Trail Suite 100 Bedford, Texas 76021	10,000,000	20%	18.8%
Common Stock	Lucian Marioneaux (1) 2705 Brown Trail Suite 100 Bedford, Texas 76021	10,000,000	20%	18.8%
Common Stock	LaNell Armour 2705 Brown Trail Suite 100 Bedford, Texas 76021	5,000,000	10%	9%
	All Officers and Directors as a Group	45,000,000	90%	84%

(1) The persons named above may be deemed to be a “parent” and “promoter”of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings.

Our officers and directors will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since they will continue control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

Change in Control

We are not aware of any arrangement that might result in a change in control in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 31, 2013, the company issued 2,500,000 shares of common stock to Mr. James Ketner in exchange for office equipment valued at $2,500, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

Securities and Exchange Commission registration fee	$30
Federal Taxes	$—
State Taxes and Fees	$—
Listing Fees	$—
Printing Fees	$1,500
Transfer Agent Fees	$5,000
Accounting fees and expenses	$3,000
Legal fees and expenses	$5,000
TOTAL	$14,530

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada State business code permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the Articles of Incorporation provide otherwise, whether or not the corporation has provided for indemnification in its Articles of Incorporation. Our Articles of Incorporation have no separate provision for indemnification of directors, officers, or control persons.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

The Company issued 10,000,000 shares of our $0.001 par value common stock to James Ketner, our President/CEO and director, on March 31, 2013 for a cash contribution in the amount of $7,500, and assets he contributed to the company in the amount of $2,500 for a total cash value of $10,000. The company issued 10,000,000 shares of our $0.001 par value common stock to Mr. Richard Owston, a director, on March 31, 2013 for a cash contribution of $10,000.  The company issued 10,000,000 shares of our $0.001 par value common stock to Mr. Trey Moore, a director, on March 31, 2013 for a cash contribution of $10,000.

In the first week of April, 2013, two additional directors joined the company, Ms. LaNell Armour, and Mr. Lucien Marioneaux.  Ms. Armour purchased 5,000,000 shares of our $0.001 common stock for a cash contribution of $5,000.  Mr. Marioneaux purchased 10,000,000 shares of our $0.001 common stock for a cash contribution of 10,000. Ms. Armour and Mr. Marioneaux stock was issued on April 30, 2013.

On April 17, 2013, the company filed with the Securities and Exchange Commission an exemption from registration offering on Form D.  From April 30, thru June 25, 2013, the company has sold 5,152,000 shares of our common stock to private investors at a fixed price of $0.025 for total proceeds of $128,800.  All investors received a Private Placement Memorandum dated April 5, 2013 and had a previous existing relationship with the affiliates of the issuer, were apprised of all the risks, and signed a share purchase agreement acknowledging they had reviewed the Private Placement Memorandum and were aware of the risk involved with their investment.  These shareholders are listed in the selling shareholder table above

The stock outlined above was sold in reliance on the exemption under Rule 505 of Regulation D of the Securities Act of 1933 and in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.	DOCUMENT DESCRIPTION
3.1*	Articles of Incorporation of GALENFEHA, INC. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-118880 filed May 23, 2013)
3.2*	Bylaws of GALENFEHA, INC. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-118880 filed May 23, 2013)
4.1*	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-118880 filed May 23, 2013)
5.1*	Opinion of Counsel (incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-118880 filed May 23, 2013)
10.1	Executive Employment Agreement, dated April 17, 2013 by and between Galenfeha, Inc. and James W. Ketner
10.2	Lease Agreement, dated March 26, 2013
23.1	Consent of Accountants
99.1*	Subscription Agreement (incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-118880 filed May 23, 2013)
• Previously filed.

UNDERTAKINGS

The registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4. T

4.        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, Texas on July 24, 2013.

GALENFEHA, INC.

By:/s/ James Ketner

James W. Ketner, President/CEO/Director

Chief Financial Officer and  Principle Accounting Officer

By:/s/ Lucien Marioneaux

Lucien Marioneaux, Director

By:/s/ Richard Owston

Richard Owston, Director, Secretary and Treasurer

By:/s/ Trey Moore

Trey Moore, Director

By:/s/ LaNell Armour

LaNell Armour, Director